UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 9, 2008

Date of Report (date of earliest event reported)

TAILWIND FINANCIAL INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-135790 (Commission File Number)	13-4338095 (IRS Employer Identification Number)

BCE Place, 181 Bay Street, Suite 2040, Toronto, Ontario, Canada M5J 2T3
(Address of principal executive offices, including zip code)

(416) 601-2422
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement.

General

On January 8, 2008, Tailwind Financial Inc. (“Tailwind” or “Parent”), TWF Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and Asset Alliance Corporation, a Delaware corporation (“Asset Alliance”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Tailwind will purchase all of the outstanding shares of Asset Alliance for 10,625,000 shares of Tailwind common stock (the “Initial Shares”), valued at approximately $80.2 million based on the closing price of Tailwind common stock on January 8, 2008 (the “Closing Price”).  Up to an additional 2,500,000 shares of Tailwind common stock valued at up to  approximately $18.9 million based on the Closing Price are issuable over the next three years based on the achievement of certain financial performance milestones.  In addition, there will be an adjustment at closing, either upwards or downwards, equal to the net earnings of Asset Alliance between September 30, 2007 and the closing date, paid in shares of Tailwind common stock based on an $8.00 per share price (the “Adjustment”).  Under the terms of the Merger Agreement, Merger Sub will be merged (the “Merger”) with and into Asset Alliance, the separate existence of Merger Sub will cease, and Asset Alliance will continue as the surviving corporation (the “Surviving Corporation”). Tailwind will be renamed Asset Alliance Corporation.

Pursuant to an escrow arrangement,  (i) 5% of the Initial Shares will be held in escrow to effectuate a downward Adjustment if Asset Alliance’s after tax earnings from September 30, 2007 until the closing of the Merger, excluding certain costs associated with the transaction, are negative, and (ii) 10% of the Initial Shares will be subject to an 18-month escrow to satisfy Asset Alliance’s indemnification obligations under the Merger Agreement.

Tailwind will also assume options to purchase 428,083 shares of Asset Alliance common stock and warrants to purchase 407,741 shares of Asset Alliance common stock, in each case appropriately converted and with exercise prices that will be appropriately adjusted to reflect the transaction.  In addition, options to purchase up to 3,500,000 shares of Tailwind common stock will be granted at closing to certain executive officers and employees of Asset Alliance with exercise prices equal to the fair market value of Tailwind common stock at closing.

Asset Alliance

Asset Alliance, a privately held company headquartered in New York, is a multi-faceted investment management firm specializing in alternative investment management - specifically hedge funds and hedge fund products.  Founded in 1996 and with office in New York, London and Dubai, Asset Alliance offers strategic opportunities for highly skilled hedge fund managers; provides advisory services to organizations worldwide; and manages investment products for high net worth and institutional investors.  Asset Alliance and affiliate managers in which Asset Alliance has an interest had approximately $3.5 billion of assets under management as of September 30, 2007.

The Merger Agreement

The following is a summary of the material terms of the Merger Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.  This summary is qualified in its entirety by reference to the Merger Agreement.

Parties

The parties to the Merger Agreement are:

•                  Tailwind Financial Inc., a publicly traded Delaware blank check development stage company listed on the American Stock Exchange;

•                  TWF Acquisition Corporation, a private Delaware corporation and a wholly owned subsidiary of Tailwind; and

•                  Asset Alliance Corporation, a private Delaware corporation.

At the closing of the Merger, Merger Sub will merge with and into Asset Alliance with Asset Alliance being the Surviving Corporation.

Closing

The closing of the Merger will take place within three Business Days following the satisfaction or waiver of the conditions to the Merger contained in the Merger Agreement.

Representations and Warranties

The Merger Agreement contains customary representations and warranties made by Asset Alliance, on the one hand, and Tailwind and Merger Sub on the other.   Such representations relate to, among other things, (a) proper corporate organization and similar corporate matters, (b) capital structure, (c) financial statements and internal controls, (d) the absence of undisclosed liabilities and changes, (e) assets, properties and intellectual property, (f) contracts, (g) compliance with laws, (h) litigation, (i) tax, employment and environmental matters, (j) insurance matters and (k) with respect to Asset Alliance, public and private funds managed by Asset Alliance and investment managers in which it has an interest.

Covenants

Each party to the Merger Agreement has agreed to perform or comply with certain customary covenants, including but not limited to, covenants related to the parties’ conduct between signing and closing, restrictions on the parties’ ability to solicit, negotiate or enter into a transaction with another party, covenants related to the parties’ cooperation and efforts to file a proxy statement and registration statement and related to the effectiveness of the registration statement, covenants related to requirements to call stockholder meetings and obtain the requisite stockholders’ and other approvals, make appropriate regulatory and other filings, and provide each other with access to their respective materials, advisors and information.

Closing Conditions

The obligations of each of Asset Alliance and Tailwind to complete the Merger are subject to the satisfaction or waiver by the other party at or prior to the closing date of various customary conditions, including the performance by each of Asset Alliance and Tailwind in all material respects of their respective obligations under the Merger Agreement, the accuracy of the representations and warranties of the parties to the Merger Agreement, the receipt of all required regulatory approvals and consents, no injunctions or restraints, the approval of the Merger by stockholders of Tailwind and Asset Alliance, the effectiveness of the Tailwind registration statement, a requirement that holders of not more than 30% of Tailwind’s shares issued in its initial public offering demand that Tailwind convert such shares into cash, and a requirement that the board of directors of Tailwind determine that the fair market value of Asset Alliance equal at least 80% of the net assets of Tailwind held in Tailwind’s trust account, less the portion of the underwriters’ deferred compensation.  Asset Alliance also shall have terminated certain stockholder agreements, cancelled certain outstanding options and warrants and redeemed or converted certain outstanding preferred stock.

In addition, the parties shall have entered into an Escrow Agreement, and each of Bruce Lipnick, Chairman and CEO of Asset Alliance, Arnold Mintz, Executive, President and COO of Asset Alliance, and Stephen Bondi, Executive Vice President and CFO of Asset Alliance, shall have entered into Employment Agreements with Tailwind, in each case in forms agreed to, and Tailwind shall have established an equity compensation plan and approved, effective at closing, certain grants pursuant to such plan to such persons and to certain other employees of Asset Alliance.

Termination

The Merger Agreement may be terminated and the Merger abandoned at any time prior to the closing of the Merger:

•                  by written agreement of Asset Alliance, Tailwind and Merger Sub;

•                  by either Tailwind or Asset Alliance if the closing date has not occurred by June 15, 2008, provided that so long as Tailwind is not in breach of the covenant concerning business conduct, Tailwind may extend the initial termination date until September 15, 2008 and may further extend such date until November 15, 2008 if the SEC has not declared effective the registration statement to be filed after the date hereof;

•                  by either Tailwind or Asset Alliance if there is any law, court or governmental order which is not subject to appeal or has become final that makes consummation of the Merger illegal or otherwise prohibited;

•                  by either Tailwind or Asset Alliance if there is any law or governmental entity which would  prohibit Tailwind’s or Asset Alliance’s ownership or operation of any material portion of the business of Asset Alliance or compel Tailwind or Asset Alliance to dispose of or hold separate any material portion of the business or assets of Asset Alliance or Tailwind; and

•                  by either Tailwind or Asset Alliance if such party is not in material breach of its obligations under the Merger Agreement and there has been a material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement, subject to certain notice and cure provisions.

Indemnification

The 10% indemnity escrow amount will be available to indemnify, defend and hold harmless Tailwind, Merger Sub, the Surviving Corporation and each of their officers, directors, employees, partners, members, agents and affiliates (the “Indemnified Parties”) against all losses incurred or suffered by them directly or indirectly as a result of or in connection with:

•                  the failure of any representation or warranty of Asset Alliance set forth in the Merger Agreement or in any certificate, document or other instrument delivered with the Merger Agreement to be true and correct as of the date of the Merger Agreement and/or the closing as specified in the Merger Agreement;

•                  any failure by Asset Alliance to fully perform, fulfill or comply with any covenant set forth in the Merger Agreement to be performed, fulfilled, or complied with prior to the closing date; and

•                  any taxes owed by Asset Alliance or any of its subsidiaries in respect to a full or partial tax period ending on or prior to the closing date.

The indemnification obligations are capped at the indemnity escrow amount and no claims (other than covenant breaches or for taxes) shall be indemnified except to the extent the aggregate amount of the losses for which the Indemnified Party seeks indemnification exceeds $1,000,000.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any factual information about Tailwind or Asset Alliance.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of the specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors and security holders are not third party beneficiaries under the Merger Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Asset Alliance or Tailwind.  Moreover, information concerning the subject matter of the representation and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Tailwind’s public disclosure.

Item 7.01.  Regulation FD Disclosure

     Tailwind and Asset Alliance issued a joint press release on January 8, 2008, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by this reference, in which they announced the execution of the Merger Agreement. This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(d)

10.1                           Merger Agreement, dated as of January 8, 2008, by and among Tailwind Financial Inc., TWF Acquisition
Corporation and Asset Alliance Corporation.

99.1                           Joint Press Release of Tailwind and Asset Alliance dated January 8, 2008.

99.2                           Investor Presentation dated January 2008.

99.3                           Conference Call Script dated January 9, 2008.

Additional Information and Where to Find It

     In connection with the proposed Merger and required stockholder approval, Tailwind will file with the Securities and Exchange Commission a registration statement, which will include a prospectus relating to the Tailwind shares to be issued in connection with the Merger and a proxy statement which will be mailed to the stockholders of Tailwind.  Tailwind stockholders and other interested persons are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about Tailwind, Asset Alliance and the Merger with Asset Alliance. Such persons can also read Tailwind’s final prospectus dated April 11, 2007, for a description of the security holdings of the Tailwind officers and directors and their respective interests in the successful consummation of the proposed Merger.  The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed Merger.  Tailwind stockholders will be able to obtain a free copy of such filings at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to Tailwind Financial Inc., BCE Place, 181 Bay Street, Suite 2040, Toronto, Ontario, Canada  M5J 2T3. Such documents are not currently available.

Investor Presentations

Commencing shortly after the filing of this current report on Form 8-K, Tailwind intends to hold presentations for certain of its stockholders, as well as other persons who might be interested in purchasing Tailwind securities, regarding the proposed Merger.  This current report on Form 8-K will be distributed to participants at such presentations.

Participants in Solicitation

Tailwind and its directors and executive officers and Asset Alliance and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Tailwind common stock in respect of the proposed Merger. Information about the directors and executive officers of Tailwind is set forth in the Annual Report on Form 10-K for Tailwind’s most recent fiscal year ended June 30, 2007, which was filed with the Securities and Exchange Commission on September 25, 2007.  Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed Merger when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed Merger between Tailwind and Asset Alliance and any other statements regarding Tailwind’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934 (“forward-looking statements).  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements.  A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the Merger; the conditions to the completion of the Merger, including the receipt of stockholder approvals; the regulatory approvals and effectiveness of the registration statement required for the completion of the Merger may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Merger; completion of the Merger may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or clients) may be greater than expected following announcement of the Merger; the retention of certain key employees of Asset Alliance may be difficult; Asset Alliance is subject to intense competition and increased competition is expected in the future; fluctuations in foreign currencies could result in transaction losses and increased expenses; the volatility of the international marketplace; and the other factors described in Tailwind’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and in its most recent quarterly report filed with the SEC.  Tailwind assumes no obligation to update the information in this communication, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAILWIND FINANCIAL INC.

Date: January 8, 2008	By:	/s/ Andrew A. McKay
Name: Andrew A. McKay Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit

10.1	Merger Agreement, dated as of January 8, 2008, by and among Tailwind Financial Inc., TWF Acquisition Corporation and Asset Alliance Corporation.

99.1	Joint Press Release of Tailwind and Asset Alliance dated January 8, 2008.

99.2	Investor Presentation dated January 2008.

99.3	Conference Call Script dated January 9, 2008.